Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2015, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-203241) and related Prospectus of Immune Design Corp. for the registration of its common stock.
/s/ Ernst & Young LLP
Seattle, Washington
April 13, 2015